SCHEDULE OF PARTIES RECEIVING INDEMNIFICATION AGREEMENTS



D. Patrick Curran
Eric L. Hansen
Jack P. Helms
Kenneth D. Hill
Lloyd L. Hill
Rosalyn T. Mallet
Ronald J. Marks
Robert A. Martin
Steven K. Lumpkin
Ronald B. Reck
George D. Shadid
David R. Smith
Robert T. Steinkamp
Stuart F. Waggoner
John A. Weber